EXHIBIT 10(s)

                                    AGREEMENT

               AGREEMENT, dated October 19, 1995, between UNITED INDUSTRIAL CORPORATION, a Delaware corporation with its principal offices at 18 East 48th Street, New York, New York 10017 (the "Company"), and P. David Bocksch ("Bocksch").

                              W I T N E S S E T H :
                              - - - - - - - - - -
               WHEREAS, the Company and Bocksch are parties to an Employment Agreement dated March 16, 1995 (the "Employment Agreement") pursuant to which the Company has employed Bocksch as its President and Chief Executive Officer; and

               WHEREAS, Bocksch desires to resign from all of his positions with the Company and its subsidiaries, including his positions as President, Chief Executive Officer, and member of the Board of Directors of the Company; and

               WHEREAS, the Company is willing to accept Bocksch's resignation and has agreed to provide Bocksch severance benefits as provided herein;

               NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, premises and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

               1.  Resignation.  In consideration of the terms hereof,
                   -----------
     Bocksch's employment with the Company as President and Chief Executive Officer, his position as a member of the Board of Directors of the Company and his position as an officer and/or director of any subsidiary of the Company are hereby terminated by resignation effec-tive as of the close of business, October 18, 1995. Bocksch agrees to execute all necessary documents which the Company may request of him to effectuate such resignations consistent with this agreement.

               2.  Severance Payment.  In addition to any salary payments
                   -----------------
     owing to Bocksch through October 18, 1995 Bocksch shall receive the following payments for the periods indicated, less any payroll deductions required by law, which shall be in lieu of any other payments or benefits (including vacation) to which Bocksch otherwise might be entitled:

               (a) $62,500 payable in a lump sum on the date this Agreement is signed and returned to the Company; and

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               (b)  $125,000 payable in equal monthly installments for a
                    period of five (5) months commencing November 19, 1995;
                    and

               (c) payment by the Company of Bocksch's premiums for continuation of his coverage under the Company's group medical policy, as it may be amended from time to time, for himself and his eligible dependents, until the earlier of (i) Bocksch's obtaining employment from an employer who offers medical benefits or (ii) the expiration of twelve (12) months after the date this agreement is signed and returned to the Company, which continuation coverage shall be counted towards the Company's obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") to offer Bocksch the opportunity to continue his medical benefits at his own expense; and

               (d) reimbursement by the Company of all reasonable business expenses properly incurred by Bocksch in accordance with Company policy, and upon the submission of proper vouchers and documentation to the Company.

               3.  General Release of Claims.  In consideration of the
                   -------------------------
     terms hereof, Bocksch has agreed to and does hereby waive any claims he may have for employment by the Company and has agreed not to seek such employment or reemployment by the Company in the future. Bocksch has further agreed to and does hereby release and forever discharge the Company and any subsidiaries and affiliates of the Company and their respective current and former officers, directors, shareholders, employees and agents from any and all claims and causes of action, known or unknown, arising out of or relating to his employment or engagement by the Company or the termination thereof through the date of the signing of this Agreement, including, but not limited to wrongful discharge, breach of contract, tort, fraud, the Civil Rights laws, Americans with Disabilities Act, Employee Retirement Income Security Act, or any other federal, state or local law relating to employment or discrimination in employment, or otherwise. This release does not include Bocksch's right to enforce the terms of this agreement.

               In consideration of the terms hereof, the Company has agreed to and does hereby release and forever discharge Bocksch from any and all claims and causes of action, known or unknown, arising out of or relating to his employment by the Company or the termination thereof through the date of the signing of this Agreement. This release is subject to Paragraph 6 hereof, and


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


     does not include the Company's right to enforce the terms of this Agreement.

               4.   Cancellation of Employment Agreement.  The Employment
                    ------------------------------------
     Agreement is hereby rescinded in its entirety and shall be of no further force or effect, including, but not limited to, any right Bocksch may have had to receive any stock options thereunder. All stock options previously granted to Bocksch by the Company are hereby terminated. Notwithstanding the immediately preceding sentence, paragraph 6(d) (No solicitation of employees and customers) and paragraph 7 (Injunctive Relief) of the Employment Agreement shall remain in full force and effect for a period of twelve months after the termination of Bocksch's employment, except that paragraph 6(d)(i) shall apply with respect to any person, firm or corporation whether or not in competition with the business of the Company or any of its subsidiaries, and paragraph 6(a) (Confidentiality) of the Employment Agreement shall remain in full force and effect as specified in the Employment Agreement.

               5.  Return of Company Property.  Bocksch agrees that he
                   --------------------------
     shall promptly return to the Company all property of the Company or its subsidiaries in his possession, custody, or control, including but not limited to all Company cars, records, computer equipment, notes, drawings, model documents and other materials (whether or not secret or confidential) and all copies thereof which he has in his possession or under his control and which he has received, prepared or otherwise acquired during his employment with the Company and which pertain to the affairs of the Company.

               6.   Bocksch's Representations.  Bocksch represents and
                    -------------------------
     warrants to the Company that: a) he has not committed any fraudulent or illegal acts in the course of his employment with the Company; and
     b) he has not violated Paragraph 6(e) of the Employment Agreement.

               7.    Cooperation.  At the Company's request, Bocksch agrees
                     -----------
     to assist and advise the Company with respect to matters in which he was involved and had knowledge as an employee or director of the Company. Such assistance and advice shall not interfere in any material respect with any other business engagements Bocksch may have.


               8.  Entire Agreement.  This agreement sets forth the entire
                   ----------------
     understanding of the parties and, except as otherwise provided in paragraph 4 above, supersedes any and all prior agreements, oral or written, relating to Bocksch's employment by the Company or the termination thereof.

               9.   No modification; Successors.  This agreement may not be
                    ---------------------------
     modified except by a writing, signed by Bocksch and by a

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


     duly authorized officer of the Company. This agreement shall be binding upon Bocksch's heirs and personal representatives, and the successors and assigns of the Company.

               10.  Governing Law.  This agreement and the legal relations
                    -------------
     among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in New York without regard to New York's conflict of laws rules.

               11.  Notices.  All notices, requests, demands and other
                    -------
     communications permitted or required hereunder shall refer to this agreement and may be delivered personally, telecopied or sent registered or certified mail, return receipt requested or by courier service guaranteeing next-day delivery to the party at the addresses set forth above, or such other addresses as the parties may designate by like notice.

               a)   If to the Company:

                         United Industrial Corporation
                         18 East 48th Street
                         New York, New York  10017
                         Attention:  Susan Fein Zawel

                         with a copy to:

                         Weil, Gotshal & Manges
                         767 Fifth Avenue
                         New York, New York  10153
                         Attention:  Ted S. Waksman, Esq.


               b)   If to Bocksch:

                         P. David Bocksch
                         90 Ardmore Road
                         Ho-Ho-Kus, New Jersey 07423
                         Telecopy No.: (201) 444-6355

                         with a copy to:

                         Smiley, Schwartz & Captain
                         60 East 42nd Street
                         New York, New York 10165
                         Attention:  Leonard Schwartz, Esq.


               12.  Headings.  The headings contained in this
                    --------
     agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this agreement.

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


               13.  Voluntary Agreement.  Bocksch acknowledges that before
                    -------------------
     entering into this agreement, he had the opportunity to consult with Leonard Schwartz, Esq. and any other attorney or advisor of his choice, and he has been advised to do so if he chooses. Bocksch further acknowledges that he has entered into this agreement of his own free will, and that no promises or representations have been made to him by any person to induce him to enter into this agreement other than the express terms set forth herein. Bocksch further acknowledges that he has read this agreement and understands all of its terms, including the waiver and release of claims set forth in paragraph 3 above.

               IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.



                              UNITED INDUSTRIAL CORPORATION


                              By: /s/ Susan Fein Zawel
                                  ---------------------
                                 Susan Fein Zawel
                                 Vice President




                              /s/ P. David Bocksch
                              --------------------
                              P. David Bocksch


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